Exhibit 99.1

QuinStreet Reports Strong Fourth Quarter and Record Fiscal Year 2018 Results

— Reports revenue growth of 37% for fiscal Q4 and 35% for full-year fiscal 2018

— Delivers double-digit growth in all reported client verticals in Q4

— Achieves record annual revenue of $404.4 million in fiscal 2018

— Increases adjusted EBITDA 189% in fiscal 2018

— Builds net cash to $65 million

— Expects continued double-digit revenue growth and expanding EBITDA margin in fiscal 2019

FOSTER CITY, CA – August 7, 2018 — QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketing products and technologies, today announced financial results for the fourth quarter and fiscal year ended June 30, 2018.

For the fourth quarter, the Company reported revenue of $111.5 million, an increase of 37% year-over-year, and GAAP net income of $5.4 million, or $0.10 per share. Adjusted net income for the fourth quarter was $6.9 million, or $0.13 per share, and adjusted EBITDA was $10.3 million, or 9% of revenue, an increase of 70% year-over-year.

For the fiscal year, the Company reported revenue of $404.4 million, an increase of 35% year-over-year, and GAAP net income of $15.9 million, or $0.32 per share. Adjusted net income for the fiscal year was $22.3 million, or $0.45 per share, and adjusted EBITDA was $34.7 million, or 9% of revenue, an increase of 189% year-over-year.

During the fiscal year, the Company generated $27.0 million in operating cash flow and $30.5 million in normalized free cash flow and closed the year with $64.7 million in cash and no debt.

“Our business momentum and fundamentals remained strong in fiscal Q4”, commented Doug Valenti, QuinStreet CEO. “Our strategies and products are meeting increased demand for performance marketing with clients and media. Fiscal Q4 capped a year of strong growth, record revenue, and expanded margins and cash flow. Our business success continues to be driven by measurable results for our clients and media partners, and by our competitive advantages, superior products and technologies.

“Business momentum continues. We expect fiscal 2019 revenue to be up at least 10% year-over-year and full-year fiscal 2019 adjusted EBITDA margin to be approximately 10%,” concluded Valenti.

Reconciliations of adjusted net income to GAAP net income, adjusted EBITDA to GAAP net income and normalized free cash flow to net cash provided by operating activities are included in the accompanying tables.

Conference Call Today at 5:30 a.m. PT

The Company will host a conference call and corresponding live webcast at 5:30 a.m. PT. To access the conference call in the US dial +1 (877) 260.1479 (domestic) or +1 (334) 323.0522 (international). The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call by dialing +1 (888) 203.1112 (domestic) or +1 (719) 457.0820 (international) and using passcode 1533184.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net income (loss) less provision for (benefit from) taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income, net, restructuring expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, and acquisition related expense. The term “adjusted net income” refers to a financial measure that we define as net income (loss) adjusted for amortization expense, stock-based compensation expense, restructuring expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, and acquisition related expense, net of estimated taxes calculated based on the estimated annual statutory tax rate. Due to the effects of our deferred tax asset valuation allowance and our historical net operating losses, our annual effective tax rate is not meaningful as our income tax amounts for each period are not directly correlated to the amount of income or losses before income taxes for such period. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income (loss) divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share, free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, and (vi) it is an element of certain financial covenants under our historical borrowing arrangements. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as restructuring expense, external expenses related to the material weakness disclosed in our Annual Report on Form 10-K, acquisition related expense, and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation and amortization of intangible assets), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results are contained in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s anual report on Form 10-K for the year ended June 30, 2018, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2018	June 30, 2017
Assets
Current assets:
Cash and cash equivalents	$64,700	$49,571
Accounts receivable, net	68,492	44,059
Prepaid expenses and other assets	4,432	6,225

Total current assets	137,624	99,855
Property and equipment, net	4,211	5,613
Goodwill	62,283	56,118
Other intangible assets, net	8,573	4,105
Other assets, noncurrent	7,605	8,617

Total assets	$220,296	$174,308

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,506	$25,205
Accrued liabilities	34,811	26,223
Deferred revenue	715	1,126

Total current liabilities	68,032	52,554
Other liabilities, noncurrent	3,938	3,672

Total liabilities	71,970	56,226

Stockholders’ equity:
Common stock	48	45
Additional paid-in capital	277,761	263,533
Accumulated other comprehensive loss	(380)	(463)
Accumulated deficit	(129,103)	(145,033)

Total stockholders’ equity	148,326	118,082

Total liabilities and stockholders’ equity	$220,296	$174,308

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
Net revenue	$111,521	$81,532	$404,358	$299,785
Cost of revenue (1)	94,786	70,606	345,947	269,409

Gross profit	16,735	10,926	58,411	30,376
Operating expenses: (1)
Product development	3,430	3,061	13,805	13,476
Sales and marketing	2,581	2,188	10,414	9,189
General and administrative	4,696	4,086	18,556	15,934
Restructuring charges	—	—	—	2,441

Operating income (loss)	6,028	1,591	15,636	(10,664)
Interest income	63	39	181	138
Interest expense	—	(24)	—	(346)
Other (expense) income, net	(182)	(2,668)	687	(2,416)

Income (loss) before income taxes	5,909	(1,062)	16,504	(13,288)
(Provision for) benefit from income taxes	(488)	(306)	(574)	1,080

Net income (loss)	$5,421	$(1,368)	$15,930	$(12,208)

Net income (loss) per share:
Basic	$0.11	$(0.03)	$0.34	$(0.27)

Diluted	$0.10	$(0.03)	$0.32	$(0.27)

Weighted average shares used in computing net income (loss) per share:
Basic	47,528	45,468	46,417	45,594
Diluted	51,886	45,468	49,872	45,594
(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$1,029	$719	$3,982	$3,109
Product development	494	403	1,949	1,834
Sales and marketing	301	286	1,222	1,154
General and administrative	741	664	3,029	2,759
Restructuring charges	—	—	—	42

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
Cash Flows from Operating Activities
Net income (loss)	$5,421	$(1,368)	$15,930	$(12,208)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,790	2,394	7,767	11,377
Impairment of investment	—	2,500	—	2,500
Provision for sales returns and doubtful accounts receivable	144	182	525	291
Stock-based compensation	2,565	2,072	10,182	8,898
Other adjustments, net	(192)	45	(1,108)	(116)
Changes in assets and liabilities:
Accounts receivable	430	(1,134)	(24,958)	2,868
Prepaid expenses and other assets	2,733	905	1,910	830
Deferred tax assets	(51)	80	(51)	(430)
Other assets, noncurrent	302	233	1,096	891
Accounts payable	2,109	4,285	7,350	5,394
Accrued liabilities	(4,157)	122	8,489	(1,155)
Deferred revenue	160	86	(411)	(74)
Other liabilities, noncurrent	412	(142)	258	(530)

Net cash provided by operating activities	11,666	10,260	26,979	18,536

Cash Flows from Investing Activities
Capital expenditures	(214)	(182)	(610)	(1,160)
Business acquisitions	—	—	(14,154)	—
Internal software development costs	(613)	(451)	(2,146)	(2,185)
Restricted cash	—	(866)	—	(766)
Other investing activities	193	53	1,061	(26)

Net cash used in investing activities	(634)	(1,446)	(15,849)	(4,137)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	7,863	—	11,028	—
Payment of withholding taxes related to release of restricted stock, net of share settlement	(1,372)	(253)	(6,487)	(1,018)
Repurchases of common stock	—	(721)	(647)	(2,487)
Repayment of revolving loan facility	—	—	—	(15,000)

Net cash provided by (used in) financing activities	6,491	(974)	3,894	(18,505)

Effect of exchange rate changes on cash and cash equivalents	88	(13)	105	(33)
Net increase (decrease) in cash and cash equivalents	17,611	7,827	15,129	(4,139)
Cash and cash equivalents at beginning of period	47,089	41,744	49,571	53,710

Cash and cash equivalents at end of period	$64,700	$49,571	$64,700	$49,571

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$5,421	$(1,368)	$15,930	$(12,208)
Amortization of intangible assets	803	1,196	3,515	6,215
Stock-based compensation	2,565	2,072	10,182	8,856
Restructuring	—	—	—	2,441
Acquisition costs	31	—	667	—
Material weakness related expense	35	—	563	—
Shareholder litigation expense	16	—	16	—
Contingent consideration adjustment	(152)	—	(152)	—
Impairment of investment	—	2,500	—	2,500
Tax impact after non-GAAP items	(1,831)	(1,584)	(8,464)	(2,809)

Adjusted net income	$6,888	$2,816	$22,257	$4,995

Adjusted diluted net income per share	$0.13	$0.06	$0.45	$0.11

Weighted average shares used in computing adjusted diluted net income per share	51,886	45,946	49,872	45,594

QUINSTREET, INC.

RECONCILIATION OF NET INCOME (LOSS) TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
Net income (loss)	$5,421	$(1,368)	$15,930	$(12,208)
Interest and other (income) expense, net	119	2,653	(868)	2,624
Provision for (benefit from) taxes	488	306	574	(1,080)
Depreciation and amortization	1,790	2,394	7,767	11,377
Stock-based compensation	2,565	2,072	10,182	8,856
Restructuring	—	—	—	2,441
Acquisition costs	31	—	667	—
Material weakness related expense	35	—	563	—
Shareholder litigation expense	16	—	16	—
Contingent consideration adjustment	(152)	—	(152)	—

Adjusted EBITDA	$10,313	$6,057	$34,679	$12,010

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2018	2017	2018	2017
Net cash provided by operating activities	$11,666	$10,260	$26,979	$18,536
Capital expenditures	(214)	(182)	(610)	(1,160)
Internal software development costs	(613)	(451)	(2,146)	(2,185)

Free cash flow	$10,839	$9,627	$24,223	$15,191

Changes in operating assets and liabilities	(1,938)	(4,435)	6,317	(7,794)

Normalized free cash flow	$8,901	$5,192	$30,540	$7,397